Exhibit 10.9

RESTORATION HARDWARE HOLDINGS, INC.

2012 EQUITY REPLACEMENT PLAN

SECTION 1. Purposes. The sole purpose of this Restoration Hardware Holdings, Inc. 2012 Equity Replacement Plan is to provide for the grant of Shares to individuals who were originally participants of the former Home Holdings, LLC Amended and Restated 2008 Team Resto Ownership Plan (the “TROP”). The Plan shall only be used in connection with stock grants to former participants in the TROP in exchange for profits interests granted under the TROP. All Replacement Awards granted under the Plan shall be subject to the terms of the Plan except to the extent the Plan is expressly modified by the terms of the applicable Award Agreement.

SECTION 2. Definitions. Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary:

(a) “Affiliate” shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

(b) “Award Agreement” shall mean the written agreement or other instrument evidencing the grant of a Replacement Award, including any amendments thereto. An Award Agreement may be in the form of an agreement to be executed by both the Grantee and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean, except as set forth in the terms of any Award Agreement or other written employment or advisory agreement between the Company and the applicable Participant, a finding by the Committee, with respect to the termination by the Company or an Affiliate of a Participant’s Continuous Service, that the Participant (i) committed theft, dishonesty or falsification of any documents or records related to the Company or any of its Affiliates; (ii) improperly used or disclosed the Company’s or any of its Affiliate’s confidential or proprietary information; (iii) took any action which has a material detrimental effect on the reputation or business of the Company or any of its Affiliates; (iv) failed or was unable to perform any reasonable assigned duties, provided, however, that if such failure or inability is reasonably capable of being cured, the Participant is provided with a reasonable opportunity to cure such failure or inability; (v) materially breached any employment or service agreement between the Participant and the Company or any of its Affiliates or applicable policy of the Company or any of its Affiliates, which breach is not cured pursuant to the terms of such agreement or policy; or (vi) was convicted (including any plea of guilty or nolo contendere) of any criminal act that, in the determination of the Board, impairs the Participant’s ability to perform his or her duties with the Company or any of its Affiliates.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(f) “Committee” shall mean the Board or a committee comprised of any single director or more than one director designated by the Board to administer the Plan.

(g) “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

(h) “Continuous Service” shall mean the Participant’s service with the Company or an Affiliate, whether as an employee, director or consultant, which is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which the Participant renders such service. For example, a change in status from an employee of the Company to a consultant of an Affiliate or a director will not constitute an interruption or termination of Continuous Service. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence, whether paid or unpaid, including sick leave, military service or any other personal leave.

(i) “Disability” shall mean that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or its Affiliates; provided, however, that if Disability is defined differently in a Participant’s employment agreement (if any), such definition of Disability shall apply to that Participant for purposes of the Plan.

(j) “Fair Market Value” means, except in respect of calculations pursuant to Section 6(c) of this Plan, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair

Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii) above, the Fair Market Value thereof shall be determined by the Committee in good faith.

Notwithstanding anything herein to the contrary, for all purposes under Section 6(c) of this Plan, “Fair Market Value” shall mean, as of any applicable date, the fair market value of the Common Stock, as determined in good faith by the Committee, in its sole and absolute discretion (taking into account all of the terms applicable to the Replacement Award, including the Selling Restrictions).

(k) “Good Reason” shall have the meaning ascribed to such term in any Award Agreement or other written employment or advisory services agreement between the Company and the applicable Participant.

(l) “Grant Date” shall mean the date on which Replacement Awards are granted to a Participant, which shall be set forth in the applicable Award Agreement.

(m) “Initial Public Offering” shall mean the first underwritten public offering and sale of common equity securities of the Company (or its successor) pursuant to an effective registration statement on Form S-1 (or any successor form) under the Securities Act (or any successor or comparable law).

(n) “Participant” shall mean any individual described in Section 5 who is selected by the Committee to receive a Replacement Award under the Plan.

(o) “Person” shall have the meaning given in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934.

(p) “Plan” shall mean this Restoration Hardware Holdings, Inc. 2012 Equity Replacement Plan, as may be amended from time to time.

(q) “Replacement Award” shall mean a grant of Shares issued to former participants in the TROP in exchange for profits interests granted under the TROP.

(r) “Selling Restrictions” shall mean the restrictions described in Section 6(b) of this Plan.

(s) “Share” shall mean a share of Common Stock.

SECTION 3. Administration.

(a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the Replacement Awards to be granted to any Participant; (iii) determine the terms and conditions of any Replacement Awards; (iv) determine the value of any Replacement Award; (v) to approve forms of Award Agreements for use under the Plan; (vi) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the Plan, any Award Agreement, and any instrument or agreement relating to, or Replacement Award granted under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) amend or modify outstanding Award Agreements; provided, however, that no such amendment shall affect adversely any right of a Participant with respect to Replacement Awards granted under the Plan without such Participant’s consent; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, whether or not expressly set forth herein.

(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Replacement Award shall be within the sole and absolute discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any holder or beneficiary of any Replacement Award.

(c) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Replacement Award hereunder.

(d) In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Company, members of the Board and any officers or employees to whom authority to act for the Board is delegated by the Committee or the Company shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Replacement Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

SECTION 4. Shares Available Under the Plan.

(a) Shares Available. Subject to adjustment as set forth in Section 4(b), the aggregate number of Shares issuable pursuant to all Replacement Awards under this Plan is [—]. The Shares issued pursuant to Replacement Awards granted under this Plan may be Shares that are authorized and unissued or Shares that were reacquired by the Company, including Shares purchased in the open market. Any Shares covered by a Replacement Award (or portion of a Replacement Award) which is forfeited, canceled or expires for any reason whatsoever shall be deemed to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under this Plan and shall not be available for issuance pursuant to additional awards under the Plan.

(b) Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Replacement Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Replacement Awards have yet been granted, as well as any other terms that the Committee determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration” or (iv) any distribution of cash or other assets to stockholders other than a normal cash dividend (collectively “adjustments”). In connection with the foregoing adjustments, the Committee may, in its discretion, prohibit the issuance of Shares, cash or other consideration pursuant to Replacement Awards during certain periods of time. Such adjustments shall be made by the Committee and its determination shall be final, binding and conclusive. Except as the Committee determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number of Shares subject to a Replacement Award.

SECTION 5. Eligibility. Officers, key employees, directors and consultants of the Company or any of its Affiliates shall be eligible to be designated as Participants by the Committee. Advisors to the Company shall be treated as consultants for all purposes of this Plan with the approval of the Committee.

SECTION 6. Replacement Awards.

(a) Replacement Awards. The Committee shall have sole and complete authority to determine the Participants to whom Replacement Awards shall be granted and such Replacement Awards shall be granted effective as of the effective date of this Plan.

(b) Selling Restrictions. The Shares described as subject to Selling Restrictions in the applicable Award Agreement may not be transferred by any Participant until the earlier of (i) twenty (20) years following the effective date of the Initial Public Offering; or (ii) either (A) for certain Shares so designated in the applicable Award Agreement, the date(s) set forth in the applicable Award Agreement; or (B) for certain other Shares so designated in the applicable Award Agreement, the date on which the Fair Market Value of the Common Stock reaches and remains for ten (10) consecutive trading days at a level set forth in the applicable Award Agreement (such price, the “Lapse Price”).

(c) Termination of Continuous Service.

(i) In the event a Participant’s Continuous Service is terminated by the Company or an Affiliate (A) for Cause (other than pursuant to clause (iv) or (v) of the definition of Cause or its equivalent specified in the applicable Award Agreement), any vested Shares granted to such Participant hereunder that remain subject to the Selling Restrictions shall be deemed reconveyed to the Company for no cash or other consideration and the Company shall thereafter be the legal and beneficial owner of such Shares and shall have all rights and interest in or related thereto without further action by any Participant and (B) for Cause (pursuant to any clause of the definition of Cause or its equivalent specified in the applicable Award Agreement), any unvested Shares granted to such Participant hereunder shall be deemed reconveyed to the Company for no cash or other consideration.

(ii) In the event a Participant’s Continuous Service is terminated by the Company or an Affiliate for Cause pursuant to clause (iv) or (v) of the definition of Cause (or its equivalent specified in the applicable Award Agreement), the Company shall have the right, for a period of ninety (90) days commencing on the latest of (x) the date of such termination or (y) the date that is six months following the effective date of the Initial Public Offering to purchase from such Participant any Shares issued to such Participant hereunder that remain subject to the Selling Restrictions as of the date of such termination for their Fair Market Value as of the repurchase date. The purchase price payable by the Company under this Section 6(c)(ii) may be paid in lump sum in cash on the date of exercise of the repurchase right or, in the Committee’s sole discretion, on a deferred basis by an unsecured promissory note providing for interest at a rate appropriate for the Company’s credit risk as of the repurchase date, a term of up to ten years from the date of repurchase and such other terms and conditions as determined by the Committee (including restrictions on assignment and transferability). In the event the Company elects to pay such purchase price with a note, the Participant may elect to forgo such payment and convey the Shares to the Company for no additional cash consideration. In the event the Company fails to exercise its repurchase right within the applicable ninety (90) day period set forth in this Section 6(c)(ii), the Selling Restrictions then applicable to any vested Shares held by such Participant and with respect to which the repurchase right has lapsed shall continue to lapse in accordance with the existing terms of the applicable Replacement Award following the expiration of such ninety (90) day period.

(iii) In the event a Participant’s Continuous Service is terminated by the Company or an Affiliate without Cause or by the Participant for Good Reason (if the employment or services agreement entered into between the Company and the Participant contains such a provision), or is terminated on account of the Participant’s death or Disability, (A) any unvested Shares issued to such Participant hereunder shall cease to vest and shall be deemed reconveyed to the Company for no cash or other consideration, and (B) the Company shall have the right, for a period of ninety (90) days commencing on the latest of (x) the date of such termination or (y) the date that is six months following the effective date of the Initial Public Offering to purchase from such Participant any vested Shares issued to such Participant hereunder that remain subject to the Selling Restrictions as of the date of such termination for their Fair Market Value as of the repurchase date. The purchase price payable by the Company under this Section 6(c)(iii) shall be paid in lump sum in cash on the date of exercise of the repurchase right. In the event the Company fails to exercise its repurchase right within the applicable ninety (90) day period set forth in this Section 6(c)(iii), the Selling Restrictions then applicable to any vested Shares held by such Participant and with respect to which the repurchase right has lapsed shall continue to lapse in accordance with the existing terms of the applicable Replacement Award following the expiration of such ninety (90) day period.

(iv) In the event a Participant’s Continuous Service is terminated by the Participant for any reason (or without Good Reason if the employment or services agreement entered into between the Company and the Participant contains such a provision), (A) any unvested Shares issued to such Participant hereunder shall cease to vest and shall be deemed reconveyed to the Company for no cash or other consideration, and (B) the Company shall have the right, for a period of ninety (90) days commencing on the latest of (x) the date of such termination or (y) the date that is six months following the effective date of the Initial Public Offering to purchase from such Participant any vested Shares issued to such Participant hereunder that remain subject to the Selling Restrictions as of the date of such termination for their Fair Market Value as of the repurchase date. The purchase price payable by the Company under this Section 6(c)(iv) may be paid in lump sum in cash on the date of exercise of the repurchase right or, in the Committee’s sole discretion, on a deferred basis by an unsecured promissory note providing for interest at a rate appropriate for the Company’s credit risk as of the repurchase date. The term of any such promissory note shall be (1) up to ten years from the date of repurchase if such termination occurs prior to the first anniversary of the effective date of the Initial Public Offering, (2) up to eight years from the date of repurchase if such termination occurs after the first, but prior to the second anniversary of the effective date of the Initial Public Offering, (3) up to five years from the date of repurchase if such termination occurs after the second, but prior to the third anniversary of the effective date of the Initial Public Offering and (4) up to one year from the date of repurchase if such termination occurs after the third anniversary of the effective date of the Initial Public Offering. The promissory note shall contain such other terms and conditions as determined by the Committee (including restrictions on assignment and transferability). In the event the Company elects to pay such purchase price with a note, the Participant may elect to forgo such payment and convey the Shares to the Company for no additional cash consideration. In the event the Company fails to exercise its repurchase right within the applicable ninety (90) day period set forth in this Section 6(c)(iv), the Selling Restrictions then applicable to any vested Shares held by such Participant and with respect to which the repurchase right has lapsed shall continue to lapse in accordance with the existing terms of the applicable Replacement Award following the expiration of such ninety (90) day period.

SECTION 7. Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that any such amendment, alteration, suspension, discontinuance, or termination that would materially adversely affect the rights of any Participant or other holder of a Replacement Award theretofore granted shall not to that extent be effective without the consent of the affected Participant or holder.

SECTION 8. General Provisions.

(a) Nontransferability of Replacement Awards. No unvested Shares, or vested Shares subject to Selling Restrictions issued hereunder, will be transferable except by will or by the laws of descent and distribution.

(b) No Right to Replacement Awards. No Person shall have any claim to be granted any Replacement Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Replacement Awards. The terms and conditions of Replacement Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c) Certificates. All certificates, if any, evidencing Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are then listed, any applicable federal, state or foreign laws, any investor rights agreement or other agreement affecting the Shares, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Delegation. Subject to the terms of the Plan, the provisions of any Award Agreement and applicable law, the Committee may delegate to one or more officers or employees of the Company, or to a committee of such officers or employees, the authority, subject to such terms and limitations as the Committee shall determine, to grant Replacement Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Replacement Awards held by Participants.

(e) Withholding. A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and hereby is authorized to withhold from any payment due or transfer made under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, securities, or other property) of any applicable withholding taxes (calculated at the statutory minimum amount for such withholding) in respect of a Replacement Award, or any payment or transfer under a Replacement Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(f) Award Agreements. Each Replacement Award hereunder shall be evidenced by an Award Agreement which shall be delivered to and executed by the Participant (provided, however, that such execution by the Participant shall not be a condition precedent to the grant of a Replacement Award hereunder) and shall specify the terms and conditions of the Replacement Award and any rules applicable thereto.

(g) Limitation of Liability. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the

Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(h) No Right to Employment or Other Continued Service. The Plan shall not confer upon any Participant any right with respect to the Participant’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or an Affiliate to terminate the Participant’s Continuous Service at any time, with or without Cause with or without notice. The ability of the Company or any Affiliate to terminate the employment of a Participant who is employed at will is in no way affected by its determination that the Participant’s Continuous Service has been terminated for Cause for the purposes of this Plan.

(i) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to choice of law principles.

(j) Severability. If any provision of the Plan or any Replacement Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person, or would disqualify the Plan or any Replacement Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws to the extent necessary to give maximum effect to such provision, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Replacement Award, such provision shall be stricken as to such jurisdiction, or Person and the remainder of the Plan shall remain in full force and effect.

(k) Other Laws. The Committee may refuse to issue or transfer any Replacement Award or make any distribution, payment or other transfer of cash, securities or other property under a Replacement Award if, acting in its sole discretion, it determines that the issuance or transfer of such other amount might violate any applicable law or regulation.

(l) Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Affiliate shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.

(m) No Liability of Company. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt, repurchase, transfer, settlement of, or any other transaction involving, any Replacement Award granted hereunder.

(n) Non-Exclusivity of Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or the Company to adopt such other incentive arrangements as either may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

(o) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(p) Section 83(b) Election. A Participant may elect to make a protective election pursuant to Section 83(b) of the Code with respect to the vested Shares covered by a Replacement Award granted to such Participant that are subject to Selling Restrictions at the time of grant.

SECTION 9. Term of the Plan.

(a) Effective Date. The Plan shall be effective as of [—].

(b) Expiration Date. No Replacement Award shall be granted under the Plan after the tenth anniversary of the effective date of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Replacement Award granted hereunder may, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Replacement Award or to waive any conditions or rights under any such Replacement Award shall, continue after such date.

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